EXHIBIT 99.1

PTS, Inc. Announces Glove Box(TM) Has Been Granted Patent

LAS VEGAS--March 10, 2006--PTS, Inc. (OTCBB:PTSH) management announced today that their Glove Box was granted a U.S. patent by the U.S. Patent Office.

Steins & Associates of San Diego, PTS's patent attorney, advised the Company that a twenty year patent for the Glove Box dispenser product has officially been assigned U.S. Patent number 6,953,130.

"We are pleased to now have patent protection for the Glove Box," stated Peter Chin, CEO of PTS, Inc. "The device is so unique and functionally superior that by having the patent assures us that we can fully exploit the market potential of the Glove Box. And, we believe the patent should give our shareholders a bit of added value to their investment."

About PTS, Inc.

PTS, Inc.'s subsidiary, Glove Box Inc. (www.ptspi.com), owns the rights to the patented, revolutionary Glove Box(TM), the only product that offers contamination reduction through automated glove dispensing. The Glove Box(TM) system is a free-standing dispenser of disposable latex gloves, which is being marketed by PTS in the United States and Asia.

Except for historical information contained herein, the statements in this news release are forward-looking statements that involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company's actual results in the future periods to differ materially from forecasted results.

Contact:

PTS, Inc.

Peter Chin, 702-797-0189

psc3388@yahoo.com